SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-K/A

                            CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          May 31, 2013
                           Date of Report
                 (Date of Earliest Event Reported)

                      WHOOPASS POKER CORPORATION
          (Exact Name of Registrant as Specified in its Charter)


Delaware                      000-54724                    00-0000000
(State or other        (Commission File Number)         (IRS Employer
jurisdiction                                          Identification No.)
of incorporation)

                 8880 West Sunset Road, 3rd Floor
                    Las Vegas, Nevada 89148
               (Address of Principal Executive Offices)

                           909 297 0479
                  (Registrant's Telephone Number)

ITEM 4.02  Non-Reliance on Previously Issued Financial Statements

	On May 28, 2013, the Annual Report on Form 10-K for the year ended December 31, 2012 containing incomplete financial statements for the period from April 23, 2012 (inception) to December 31, 2012, was filed with the Securities and Exchange Commission.

        It came to the Company's attention on May 31, 2013 that this Report was filed by the Company's thid part unaffiliated filing agent in error and prior to the completion of the Report.

       The Report was in draft form and did not contain final financial statements nor did it contain an auditor's report. The Company's authorized officer, its president, discussed this erroreous filing with the Company's auditors and it was concluded by the beginning of June that that those financial statements which were for the period from April 23, 2012 (inception) to December 31, 2012 should not be relied upon and it was subseuqently determined that a Form 8-K needed to be filed.

         The Company's president believes that the Company's disclosure controls and procedures are effective in gathering, analyzing and disclosing information needed to ensure that the information required to be disclosed by the Company in its periodic reports is recorded, summarized and processed timely. The president is directly involved in the current day-to-day operations of the Company. The Company's officer, its president, conducted an evaluation of the effectiveness of the Company's internal control over financial reporting as of December 31, 2012, and based on this evaluation, concluded that the Company's internal control over financial reporting was effective. Management has determined that control of communication with the third-party filing agent will be more carefully monitored.

        The financial statements contained in that Report Form 10-K for the year ended December 31, 2012 containing financial statements for the period April 23, 2012 to December 31, 2012 should not be relied upon. The Company intends to file an amended Form 10-K for the year ended December 31, 2012.



                    SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.




Date: June  28, 2013		/s/ Donald W. Hohman, Sr.
                                    President